EXHIBIT 32

      In connection with the quarterly report of New Taohuayuan Culture Tourism Co., Ltd., (the "Company") on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report") Cai Danmei, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operation of the company.


May 17, 2010                          By: /s/ Cai Danmei
                                          -----------------------------------
                                          Cai Danmei, Principal Executive and
                                             Principal Financial Officer